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                                                                      EXHIBIT 21

                             VLSI TECHNOLOGY, INC.

                                  SUBSIDIARIES

 1. VLSI Technology GmbH, incorporated under the laws of Germany.

 2. VLSI Technology Limited, incorporated under the laws of the United Kingdom.

 3. VLSI Technology France Holding SARL, incorporated under the laws of France.

 4. VLSI Technology K.K., incorporated under the laws of Japan.

 5. VLSI Technology Asia Limited, incorporated under the laws of Hong Kong.

 6. VLSI India, Inc., incorporated under the laws of Delaware.

 7. VLSI Technology Italia SRL, incorporated under the laws of Italy.

 8. COMPASS Design Automation, Inc., incorporated under the laws of Delaware.

 9. COMPASS Design Automation EURL, incorporated under the laws of France.

10. COMPASS Design Automation, GmbH, incorporated under the laws of Germany.

11. COMPASS Design Automation International B.V., incorporated under the laws of The Netherlands.

12. COMPASS Design Automation Italia SRL, incorporated under the laws of Italy.

13. COMPASS Japan K.K., incorporated under the laws of Japan.

14. ComAtlas S.A., incorporated under the laws of France.

15. VLSI Foreign Sales Corporation, incorporated under the laws of the U.S. Virgin Islands.

16. COMPASS Foreign Sales Corporation, incorporated under the laws of the U.S. Virgin Islands.

17. VLSI Technology France EURL, incorporated under the laws of France.

18. VLSI Technology Wireless Communication Research EURL, incorporated under the laws of France.

19. Cooperative Silicon Systems GmbH, incorporated under the laws of Germany.

20. 12787 Yukon Inc., incorporated under the laws of Canada.

21. Cooperative Silicon Systems Ltd., incorporated under the laws of Switzerland.